UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2017

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On June 13, 2017, iPass Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.
The stockholders elected Michael J. Tedesco, Michael M. Chang, Gary A. Griffiths, David E. Panos, Damien J. Park and Justin R. Spencer as directors of the Company, each to serve until the next annual meeting and until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Tedesco	24,209,651	910,262	28,421,990
Michael M. Chang	24,568,098	551,815	28,421,990
Gary A. Griffiths	24,207,251	912,662	28,421,990
David E. Panos	24,566,498	553,415	28,421,990
Damien J. Park	24,175,474	944,439	28,421,990
Justin R. Spencer	24,188,401	931,512	28,421,990

2. The stockholders ratified Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
52,596,217	835,385	110,301	0

3.
The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s executive officers in 2016, as disclosed in the Company’s proxy statement for the Annual Meeting, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,550,417	1,286,875	282,621	28,421,990

4.
The stockholders approved, on an advisory (non-binding) basis, one year as the preferred frequency of advisory votes on executive compensation, as disclosed in the Company’s proxy statement for the Annual Meeting, by the following vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
23,139,480	204,784	1,641,366	134,283	28,421,990

iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Chief Financial Officer

Dated: June 15, 2017